UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-12

RURAL/METRO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On November 21, 2006, Rural/Metro Corporation issued the following press release:

CONTACT:   Liz Merritt, Rural/Metro Corporation (investors)

                        (480) 606-3337

                        Jeff Stanlis, Hayden Communications (media)

                        (602) 476-1821

For immediate release

RURAL/METRO RECEIVES INSTITUTIONAL SHAREHOLDER SERVICES

AND GLASS LEWIS RECOMMENDATIONS

Both of Nation’s Leading Independent Proxy Advisory Firms Recommend Stockholders

Vote for Rural/Metro Nominees on WHITE Proxy Card

SCOTTSDALE, Ariz. (Nov. 21, 2006) - Rural/Metro Corporation (Nasdaq: RURL), a leading provider of medical transportation and private fire protection services, announced today that both Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., the nation’s two leading independent proxy advisory firms, have recommended that Rural/Metro stockholders vote on management’s WHITE proxy card to re-elect two current directors to the Company’s Board of Directors at its annual meeting of stockholders to be held on December 1, 2006.

Jack Brucker, President and Chief Executive Officer, said, “We are extremely pleased that ISS and Glass Lewis, both highly regarded independent proxy advisory firms, have recommended that stockholders support Rural/Metro’s nominees in the upcoming election of directors. The recommendations of ISS and Glass Lewis reaffirm our belief that the re-election of Chairman of the Board Cor Clement and Vice Chairman Henry Walker is in the best interests of Rural/Metro and its stockholders.”

In its report, ISS noted, “In our evaluation of the qualifications of the two slates, the dissidents lack relevant industry-related experience. Management’s nominees, on the other hand, have extensive healthcare and safety service experience, which provides the board with valuable insight.”

The ISS report concluded, “Overall, management is taking the necessary steps in executing its strategy focused on growing the medical transportation business and reducing debt. This strategy appears to be successful as evidenced by a record of strong operating performance and solid long-term stock performance.”

Stockholders who have questions or need assistance in voting their WHITE proxy card should call Rural/Metro’s proxy solicitor, Georgeson Inc., toll-free at (866) 628-6069.

About Rural/Metro Corporation

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 23 states and approximately 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.

Rural/Metro has not sought or obtained consent from any third party to the use of previously published information as proxy soliciting material. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Because Rural/Metro was not involved in the preparation of any third party information, it cannot reasonably confirm the accuracy or completeness thereof.

Rural/Metro has previously filed its definitive proxy statement with the SEC and mailed its stockholders a definitive proxy statement and a WHITE proxy card. Stockholders are strongly advised to read Rural/Metro’s definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they contain important information about the 2006 annual meeting of stockholders. Stockholders may obtain an additional copy of Rural/Metro’s definitive proxy statement and any other documents filed by Rural/Metro with the SEC free of charge on the website of the SEC at www.sec.gov. Copies of the definitive proxy statement are also available free of charge on our website at www.ruralmetro.com. Copies of the proxy materials may also be requested by contacting the Company’s proxy solicitor, Georgeson Inc., toll-free at 1-866-628-6069.

(RURL/G)

###

2